PRESS RELEASE

CSG Systems INTERNATIONAL reports

FOURTH Quarter AND FULL YEAR 2025 RESULTS

DENVER--(February 4, 2026) — CSG® (NASDAQ: CSGS) today reported results for the quarter and year ended December 31, 2025.

Financial Results:

Fourth quarter 2025 financial results:

•
Total revenue was $323.1 million.
•
GAAP operating income was $29.1 million, or an operating margin of 9.0%, and non-GAAP operating income was $65.8 million, or a non-GAAP adjusted operating margin of 22.3%.
•
GAAP earnings per diluted share (EPS) was $0.25 and non-GAAP EPS was $1.53.
•
Cash flows from operations were $59.2 million, with non-GAAP adjusted free cash flow of $55.8 million.

Full year 2025 financial results:

•
Total revenue was $1.22 billion.
•
GAAP operating income was $118.7 million, or an operating margin of 9.7%, and non-GAAP operating income was $226.2 million, or a non-GAAP adjusted operating margin of 20.3%.
•
GAAP earnings per diluted share (EPS) was $1.98 and non-GAAP EPS was $5.14.
•
Cash flows from operations were $155.9 million, with non-GAAP adjusted free cash flow of $146.4 million.

Shareholder Returns:

•
CSG declared its quarterly cash dividend of $0.32 per share of common stock, or a total of approximately $9 million, to shareholders, bringing total 2025 dividends declared to approximately $37 million.
•
In January 2026, CSG’s Board of Directors approved a 6% increase in CSG’s cash dividend, with quarterly payments of $0.34 per share of common stock.
•
During the fourth quarter and full year 2025, CSG repurchased a total of approximately 332,000 shares of its common stock for approximately $25 million, and approximately 1,258,000 shares of its common stock for approximately $83 million, respectively.

CSG Systems International, Inc.

February 4, 2025

Plan of Merger

On October 29, 2025, CSG entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NEC Corporation, a company incorporated under the laws of Japan (“NEC”) and Canvas Transaction Company, Inc., a Delaware corporation and a wholly owned subsidiary of NEC (the “Merger”). On January 30, 2026, CSG’s stockholders approved the adoption of the Merger Agreement at the special meeting of CSG’s stockholders convened for such purpose. The Merger is expected to close by the end of 2026, subject to the satisfaction of the remaining customary closing conditions and required regulatory approvals.

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended December 31,			Year Ended December 31,
	2025	2024	Percent Changed	2025	2024	Percent Changed
GAAP Results:
Revenue	$323,093	$316,652	2.0%	$1,223,289	$1,197,248	2.2%
Operating Income	29,050	42,294	(31.3%)	118,749	131,333	(9.6%)
Operating Margin Percentage	9.0%	13.4%		9.7%	11.0%
EPS	$0.25	$1.21	(79.3%)	$1.98	$3.03	(34.7%)
Cash Flows from Operating Activities	59,201	82,504	(28.2%)	155,939	135,717	14.9%
Non-GAAP Results:
Operating Income	$65,791	$58,347	12.8%	$226,234	$199,432	13.4%
Adjusted Operating Margin Percentage	22.3%	20.1%		20.3%	18.1%
EPS	$1.53	$1.65	(7.3%)	$5.14	$4.72	8.9%
Adjusted EBITDA	79,339	71,937	10.3%	280,631	253,987	10.5%
Adjusted Free Cash Flow	55,807	76,611	(27.2%)	146,391	113,296	29.2%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Results of Operations

GAAP Results: Total revenue for the fourth quarter of 2025 was $323.1 million, a 2.0% increase when compared to revenue of $316.7 million for the fourth quarter of 2024. Total revenue for the full year 2025 was $1,223.3 million, a 2.2% increase when compared to revenue of $1,197.2 million for the full year 2024. The increases in revenue can be mainly attributed to the continued growth of CSG’s SaaS and related solutions.

GAAP operating income for the fourth quarter of 2025 was $29.1 million, or 9.0% of total revenue, compared to $42.3 million, or 13.4% of total revenue, for the fourth quarter of 2024. GAAP operating income for the full year 2025 was $118.7 million, or 9.7% of total revenue, compared to $131.3 million, or 11.0% of total revenue, for the full year 2024. The decreases in GAAP operating income can mainly be attributed to the impact of the Merger transaction-related costs and higher stock-based compensation as a result of accelerating the vesting of certain stock awards.

GAAP EPS for the fourth quarter of 2025 was $0.25, compared to $1.21 for the fourth quarter of 2024. GAAP EPS for the full year 2025 was $1.98, compared to $3.03 for the full year 2024. The decreases in GAAP EPS are mainly attributed to the lower GAAP operating income, discussed above, and a higher GAAP effective income tax rate, as 2024 EPS benefited from a lower effective tax rate due to the release of valuation allowances related to certain U.S. and foreign deferred tax assets and certain one-time benefits.

CSG Systems International, Inc.

February 4, 2025

Non-GAAP Results: Non-GAAP operating income for the fourth quarter of 2025 was $65.8 million, or a non-GAAP adjusted operating margin of 22.3%, compared to $58.3 million, or a non-GAAP adjusted operating margin of 20.1% for the fourth quarter of 2024. Non-GAAP operating income for the full year 2025 was $226.2 million, or a non-GAAP adjusted operating margin of 20.3%, compared to $199.4 million, or a non-GAAP adjusted operating margin of 18.1% for the full year 2024. The increases in non-GAAP operating margin can be mainly attributed to cost efficiency actions taken during 2024 and 2025.

Non-GAAP EPS for the fourth quarter of 2025 was $1.53, compared to $1.65 for the fourth quarter of 2024. The decrease in non-GAAP EPS is mainly due to a higher non-GAAP effective tax rate and foreign currency movements. Non-GAAP EPS for the full year 2025 was $5.14, compared to $4.72 for the full year 2024. The increase in non-GAAP EPS for the full year is mainly due the higher non-GAAP operating income, discussed above, offset by foreign currency movements and a higher non-GAAP effective income tax rate in 2025.

Balance Sheet and Cash Flows

Cash and cash equivalents as of December 31, 2025 were $180.0 million compared to $158.4 million as of September 30, 2025 and $161.8 million as of December 31, 2024. CSG had net cash flows provided by operations for the fourth quarters ended December 31, 2025 and 2024 of $59.2 million and $82.5 million, respectively, and had non-GAAP adjusted free cash flow of $55.8 million and $76.6 million, respectively. For the year ended December 31, 2025 and 2024, CSG generated net cash flows from operations of $155.9 million and $135.7 million, respectively, and had non-GAAP adjusted free cash flow of $146.4 million and $113.3 million, respectively.

Additional Information

For information about CSG, please visit CSG’s website at csgi.com. Additional information can be found in the Investor Relations section of the website.

About CSG

CSG empowers companies to build unforgettable experiences, making it easier for people and businesses to connect with, use and pay for the services they value most. Our customer experience, billing and payments solutions help companies of any size make money and make a difference. With our SaaS solutions, company leaders can take control of their future and tap into guidance along the way from our fiercely committed and forward-thinking CSGers around the world.

Want to be future-ready and a change-maker like the global brands that trust CSG? Visit csgi.com to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

CSG Systems International, Inc.

February 4, 2025

Forward-looking statements relate to future events and typically address our expected future business and financial performance. All statements in this news release that are not historical facts are forward-looking statements. Words such as "expect," "anticipate," "intend," "plan," "aspire," "believe," "seek," "see," "will," "would," "may," "target," and similar expressions and variations or negatives of these words, typically identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements relative to the Company’s future plans and prospects, our financial condition, and our expectations concerning our business and the industries we serve, and the Company’s expectations, plans, intentions, strategies or prospects with respect to the proposed Merger.

Such forward-looking statements are neither promises nor guarantees, but involve a number of known and unknown risks, uncertainties and assumptions that may cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to: we derive a significant portion of our revenue from a limited number of customers; fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates; our ability to maintain a reliable, secure computing environment; continued market acceptance of our products and services; our ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner; our ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations; our dependency on the global telecommunications industry, and in particular, the North American telecommunications industry; our ability to meet our financial expectations; increasing competition in our market from companies of greater size and with broader presence; our ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals; our ability to protect its intellectual property rights; our ability to conduct business in the international marketplace; our ability to comply with applicable U.S. and International laws and regulations; the ability of the parties to the Merger to complete the proposed Merger on the anticipated terms and timing, or at all; the satisfaction or waiver of other conditions to the completion of the proposed Merger; the risk that our stock price may fluctuate during the pendency of the proposed Merger and may decline if the proposed Merger is not completed; potential litigation relating to the proposed Merger that could be instituted against use or our directors, managers or officers, including the delay, expense or other effects of any outcomes related thereto; the risk that disruptions from the proposed Merger will harm our business, including current plans and operations, including during the pendency of the proposed Merger; our ability to retain, motivate, and hire key personnel; the diversion of management’s time and attention from ordinary course business operations to completion of the proposed Merger and integration matters; potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the proposed Merger; legislative, regulatory and economic developments; potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed Merger that could affect our financial performance; certain restrictions during the pendency of the proposed Merger that may impact our ability to pursue certain business opportunities or strategic transactions; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; the possibility that the proposed Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; unexpected costs, liabilities or delays associated with the Merger; the response of competitors to the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed Merger, including in circumstances requiring us to pay a termination fee; the ability to realize the anticipated benefits of the Merger, including the expected synergies and cost saving; the possibility that competing or superior acquisition proposals for the Company will be made; the risks identified Part I, Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission.

Forward-looking statements are based on management’s beliefs, assumptions and expectations of future events and trends that are subject to risks and uncertainties. Forward-looking statements speak only as of the date made, and actual future results and trends may differ materially from historical results or those reflected in any such forward-looking statements depending on a variety of factors. We assume no obligation to update or revise any forward-looking statements except as required by federal securities laws.

For more information, contact:

John Rea, SVP, Head of Finance, Treasury, Investor Relations, and ESG Reporting

(210) 687-4409

E-mail: John.Rea@csgi.com

Kyle Fisher, Senior Manager, Treasury and Investor Relations

(303) 796-2851

E-mail: Kyle.Fisher@csgi.com

CSG Systems International, Inc.

February 4, 2025

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$180,011	$161,789
Settlement and merchant reserve assets	350,390	343,235
Trade accounts receivable:
Billed, net of allowance of $3,277 and $3,041	299,724	266,903
Unbilled	67,888	80,173
Income taxes receivable	3,443	2,600
Other current assets	36,227	46,182
Total current assets	937,683	900,882
Non-current assets:
Property and equipment, net of depreciation of $122,947 and $133,514	42,505	56,595
Operating lease right-of-use assets	16,278	24,166
Software, net of amortization of $154,240 and $154,648	19,716	19,927
Goodwill	324,706	316,041
Acquired customer contracts, net of amortization of $148,567 and $133,279	28,589	39,377
Customer contract costs, net of amortization of $50,245 and $44,587	71,613	60,809
Deferred income taxes	83,630	73,295
Other assets	19,887	9,595
Total non-current assets	606,924	599,805
Total assets	$1,544,607	$1,500,687
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$-	$7,500
Operating lease liabilities	4,837	11,067
Customer deposits	47,633	41,448
Trade accounts payable	45,281	36,370
Accrued employee compensation	81,001	67,944
Settlement and merchant reserve liabilities	348,257	341,924
Deferred revenue	50,738	54,424
Income taxes payable	1,116	7,802
Other current liabilities	71,941	46,730
Total current liabilities	650,804	615,209
Non-current liabilities:
Long-term debt, net of unamortized discounts of $10,548 and $12,128	539,452	530,997
Operating lease liabilities	21,152	25,020
Deferred revenue	29,480	26,469
Income taxes payable	2,371	2,732
Deferred income taxes	-	94
Other non-current liabilities	17,649	17,597
Total non-current liabilities	610,104	602,909
Total liabilities	1,260,908	1,218,118
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 28,370 and 28,854 shares outstanding	721	718
Additional paid-in capital	532,885	518,215
Treasury stock, at cost; 42,371 and 41,583 shares	(1,243,972)	(1,194,224)
Accumulated other comprehensive income (loss):
Cumulative foreign currency translation adjustments	(45,042)	(62,290)
Accumulated earnings	1,039,107	1,020,150
Total stockholders' equity	283,699	282,569
Total liabilities and stockholders' equity	$1,544,607	$1,500,687

CSG Systems International, Inc.

February 4, 2025

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue	$323,093	$316,652	$1,223,289	$1,197,248

Cost of revenue (exclusive of depreciation, shown separately below)	161,397	154,197	623,569	614,463
Other operating expenses:
Selling, general and administrative	86,216	71,519	281,476	258,313
Depreciation	4,208	5,336	18,107	21,622
Restructuring and reorganization charges	2,271	1,283	19,818	13,323
Total operating expenses	294,043	274,358	1,104,540	1,065,915
Operating income	29,050	42,294	118,749	131,333
Other income (expense):
Interest expense	(6,990)	(7,487)	(28,954)	(30,469)
Interest income	938	2,044	5,204	8,685
Loss on debt extinguishment	-	-	(453)	-
Other, net	(62)	4,178	(3,849)	2,723
Total other	(6,114)	(1,265)	(28,052)	(19,061)
Income before income taxes	22,936	41,029	90,697	112,272
Income tax provision	(15,935)	(6,561)	(34,816)	(25,420)
Net income	$7,001	$34,468	$55,881	$86,852

Weighted-average shares outstanding:
Basic	27,492	27,957	27,694	28,345
Diluted	28,502	28,523	28,218	28,665

Earnings per common share:
Basic	$0.25	$1.23	$2.02	$3.06
Diluted	0.25	1.21	1.98	3.03

CSG Systems International, Inc.

February 4, 2025

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended
	December 31, 2025	December 31, 2024
Cash flows from operating activities:
Net income	$55,881	$86,852
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	18,979	22,061
Amortization	53,480	50,447
Loss on debt extinguishment	453	-
Asset impairments	251	717
Gain on lease modifications	-	(174)
(Gain) loss on unrealized foreign currency transactions and other, net	655	(525)
Deferred income taxes	(9,240)	(16,503)
Stock-based compensation	45,264	33,564
Subtotal	165,723	176,439
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(24,798)	4,134
Other current and non-current assets and liabilities	(14,664)	(13,042)
Income taxes payable/receivable	(7,839)	2,126
Trade accounts payable and accrued liabilities	41,438	(38,486)
Deferred revenue	(3,921)	4,546
Net cash provided by operating activities	155,939	135,717

Cash flows from investing activities:
Purchases of software, property, and equipment	(14,548)	(22,421)
Proceeds from sale of software, property, and equipment	412	-
Business combinations, net of cash and settlement assets acquired of $46,432 in 2024	-	17,293
Net cash used in investing activities	(14,136)	(5,128)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,473	3,072
Payments of cash dividends	(37,396)	(26,608)
Repurchases of common stock	(83,177)	(67,745)
Deferred acquisition payments	(314)	(2,488)
Proceeds from long-term debt	150,625	15,000
Payments on long-term debt	(151,250)	(22,500)
Payments of debt financing costs	(2,258)	-
Payments on financing obligations	(6,194)	(2,538)
Settlement and merchant reserve activity	6,047	23,884
Net cash used in financing activities	(121,444)	(79,923)
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	5,064	(7,779)

Net increase in cash, cash equivalents, and restricted cash	25,423	42,887

Cash, cash equivalents, and restricted cash, beginning of period	506,763	463,876
Cash, cash equivalents, and restricted cash, end of period	$532,186	$506,763

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$25,391	$27,119
Income taxes	52,212	39,944

Non-cash investing and financing activities-
Software, property, and equipment included in current and non-current liabilities	11,376	8,469

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$180,011	$161,789
Settlement and merchant reserve assets	350,390	343,235
Restricted cash included in non-current assets	1,785	1,739
Total cash, cash equivalents, and restricted cash	$532,186	$506,763

CSG Systems International, Inc.

February 4, 2025

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	December 31, 2025		September 30, 2025		December 31, 2024
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Charter	$61,781	19%	$58,859	19%	$59,733	19%
Comcast	52,248	16%	53,204	18%	58,935	19%

	Year Ended		Year Ended
	December 31, 2025		December 31, 2024
	Amount	% of Revenue	Amount	% of Revenue
Charter	$235,910	19%	$240,281	20%
Comcast	209,626	17%	225,004	19%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31, 2025	September 30, 2025	December 31, 2024
Broadband/Cable/Satellite	51%	51%	51%
Telecommunications	19%	18%	20%
All other	30%	31%	29%
Total revenue	100%	100%	100%

	Year Ended	Year Ended
	December 31, 2025	December 31, 2024
Broadband/Cable/Satellite	51%	52%
Telecommunications	18%	18%
All other	31%	30%
Total revenue	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31, 2025	September 30, 2025	December 31, 2024
Americas	84%	85%	84%
Europe, Middle East and Africa	11%	10%	10%
Asia Pacific	5%	5%	6%
Total revenue	100%	100%	100%

	Year Ended	Year Ended
	December 31, 2025	December 31, 2024
Americas	85%	87%
Europe, Middle East and Africa	10%	9%
Asia Pacific	5%	4%
Total revenue	100%	100%

CSG Systems International, Inc.

February 4, 2025

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP adjusted free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

• Certain internal financial planning, reporting, and analysis;

• Forecasting and budgeting;

• Certain management compensation incentives; and

• Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

• A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

• Consistency and comparability with CSG’s historical financial results; and

• Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

• Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

• The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

• Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

• Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

• Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

February 4, 2025

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	—	X	—
Restructuring and reorganization charges	X	X	X
Executive transition costs	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	X	X	X
Earn-out compensation	X	X	X
Transaction-related costs	X	X	X
Stock-based compensation	X	X	X
Gain (loss) on debt extinguishment/conversion	—	—	X
Gain (loss) on acquisitions or dispositions	—	—	X
Unusual income tax matters	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG’s Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.
•
Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.
•
Executive transition costs include expenses incurred related to a departure of a CSG executive officer under the terms of the related separation agreement. These types of costs are not considered reflective of CSG’s recurring business operating results. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

February 4, 2025

•
Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs. Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions and mergers, and thus, are not considered reflective of CSG’s recurring business operating results. The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation. In addition, the timing of these expenses may not directly correlate with underlying performance of CSG’s operations. Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

• Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•
Gains and losses related to the extinguishment/conversion of debt can be as a result of the refinancing of CSG’s credit agreement and/or repurchase, conversion, or settlement of CSG’s convertible notes. These activities, to include any derivative activity related to debt conversions, are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Gains or losses related to the acquisition or disposition of certain of CSG’s business activities are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

February 4, 2025

CSG also reports non-GAAP adjusted EBITDA and non-GAAP adjusted free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, gains and losses related to the extinguishment of debt, and gains and losses on acquisitions or dispositions, as discussed above. Additionally, management uses non-GAAP adjusted free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP adjusted free cash flow as net cash flows from operating activities before earn-out compensation payments related to acquisitions less the purchases of software, property, and equipment.

Non-GAAP Financial Measures

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of CSG’s non-GAAP adjusted operating margin percentage, for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Non-GAAP Operating Income
GAAP operating income	$29,050	$42,294	$118,749	$131,333
Restructuring and reorganization charges (1)	2,271	1,283	19,818	13,323
Executive transition costs	-	-	-	352
Acquisition-related expenses:
Amortization of acquired intangible assets	3,420	3,840	13,805	14,014
Earn-out compensation	699	2,228	14,019	5,644
Transaction-related costs	10,517	138	13,717	381
Stock-based compensation (1)	19,834	8,564	46,126	34,385
Non-GAAP operating income	$65,791	$58,347	$226,234	$199,432

Non-GAAP Adjusted Operating Margin Percentage
Revenue	$323,093	$316,652	$1,223,289	$1,197,248
Less: Transaction fees (2)	(28,175)	(26,064)	(106,275)	(97,857)
Revenue less transaction fees	$294,918	$290,588	$1,117,014	$1,099,391
Non-GAAP adjusted operating margin percentage	22.3%	20.1%	20.3%	18.1%
(1)
Restructuring and reorganization charges include stock-based compensation, which is not included in the stock-based compensation line in the tables above and following, and depreciation, which has not been recorded to the depreciation line item on CSG’s Income Statement.
(2)
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG's Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.

CSG Systems International, Inc.

February 4, 2025

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	December 31, 2025		December 31, 2024
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$7,001	$0.25	$34,468	$1.21
GAAP income tax provision (3)	15,935		6,561
GAAP income before income taxes	22,936		41,029
Restructuring and reorganization charges (1)	2,271		1,283
Acquisition-related expenses:
Amortization of acquired intangible assets	3,420		3,840
Earn-out compensation	699		2,228
Transaction-related costs	10,517		138
Stock-based compensation (1)	19,834		8,564
Non-GAAP income before income taxes	59,677		57,082
Non-GAAP income tax provision (3)	(16,112)		(9,956)
Non-GAAP net income	$43,565	$1.53	$47,126	$1.65

	Year Ended		Year Ended
	December 31, 2025		December 31, 2024
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$55,881	$1.98	$86,852	$3.03
GAAP income tax provision (3)	34,816		25,420
GAAP income before income taxes	90,697		112,272
Restructuring and reorganization charges (1)	19,818		13,323
Executive transition costs	-		352
Acquisition-related expenses:
Amortization of acquired intangible assets	13,805		14,014
Earn-out compensation	14,019		5,644
Transaction-related costs	13,717		381
Stock-based compensation (1)	46,126		34,385
Loss on extinguishment of debt	453		-
Non-GAAP income before income taxes	198,635		180,371
Non-GAAP income tax provision (3)	(53,631)		(45,093)
Non-GAAP net income	$145,004	$5.14	$135,278	$4.72

(3)
The GAAP effective income tax rates for the fourth quarters of 2025 and 2024 were approximately 69% and 16%, respectively, and for the years ended December 31, 2025 and 2024 were approximately 38% and 23%, respectively. The increase in the GAAP effective income tax rate for the fourth quarter of 2025 is mainly due to the tax impact of accelerated vesting of certain stock awards and the disallowance of transaction-related costs associated with the Merger. The 2025 full year GAAP effective income tax rate is also reflective of the impact of earn-out compensation recognized in 2025, for which a valuation allowance has been established for income tax purposes. The 2024 full year GAAP effective tax rate benefited from the release of valuation allowances related to certain U.S. and foreign deferred tax assets and certain one-time benefits recognized in 2024.

The non-GAAP effective income tax rates for the fourth quarter and year ended December 31, 2025 were 27% in each period and for the fourth quarter and year ended December 31, 2024 were 17% and 25%, respectively. The increases in the fourth quarter and full year 2025 non-GAAP effective income tax rates are primarily due to 2024 rates reflecting the benefits of the release of valuation allowances related to certain U.S. and foreign deferred tax assets and the utilization of foreign tax credits.

CSG Systems International, Inc.

February 4, 2025

(4) The outstanding diluted shares for the fourth quarter and year ended December 31, 2025 were 28.5 million and 28.2 million, respectively, and for the fourth quarter and year ended December 31, 2024 were 28.5 million and 28.7 million, respectively.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP net income	$7,001	$34,468	$55,881	$86,852
GAAP income tax provision	15,935	6,561	34,816	25,420
Interest expense (5)	6,990	7,487	28,954	30,469
Loss on debt extinguishment	-	-	453	-
Interest income and other, net	(876)	(6,222)	(1,355)	(11,408)
GAAP operating income	29,050	42,294	118,749	131,333
Restructuring and reorganization charges (1)	2,271	1,283	19,818	13,323
Executive transition costs	-	-	-	352
Acquisition-related expenses:
Amortization of acquired intangible assets (6)	3,420	3,840	13,805	14,014
Earn-out compensation	699	2,228	14,019	5,644
Transaction-related costs	10,517	138	13,717	381
Stock-based compensation (1)	19,834	8,564	46,126	34,385
Amortization of other intangible assets (6)	3,379	3,087	15,007	11,671
Amortization of customer contract costs (6)	5,961	5,167	21,283	21,262
Depreciation (1)	4,208	5,336	18,107	21,622
Non-GAAP adjusted EBITDA	$79,339	$71,937	$280,631	$253,987
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	26.9%	24.8%	25.1%	23.1%

(5) Interest expense includes amortization of deferred financing costs as provided in Note 6 below.

(6) Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Amortization of acquired intangible assets	$3,420	$3,840	$13,805	$14,014
Amortization of other intangible assets	3,379	3,087	15,007	11,671
Amortization of customer contract costs	5,961	5,167	21,283	21,262
Amortization of deferred financing costs	846	886	3,385	3,500
Total amortization	$13,606	$12,980	$53,480	$50,447

CSG Systems International, Inc.

February 4, 2025

Non-GAAP Adjusted Free Cash Flow:

CSG’s calculation of non-GAAP adjusted free cash flow and the reconciliation of CSG’s non-GAAP adjusted free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Cash flows from operating activities	$59,201	$82,504	$155,939	$135,717
Earn-out compensation payments	-	-	5,000	-
Purchases of software, property, and equipment	(3,394)	(5,893)	(14,548)	(22,421)
Non-GAAP adjusted free cash flow	$55,807	$76,611	$146,391	$113,296